United States
Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  March 1, 2013

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

600 La Terraza Boulevard, Escondido, California 92025-3873

(Address of principal executive offices)

(760) 741-2111

(Registrant’s telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 1, 2013, Realty Income Corporation, a Maryland corporation (the “Company”), promoted John P. Case to Co-President of the Company. Mr. Case will continue as Chief Investment Officer and will join Co-President and Chief Operating Officer, Gary Malino, in running the day-to-day operations of the Company. Mr. Case has held the position of Executive Vice President and Chief Investment Officer since joining the Company in April 2010. Prior to joining the Company, Mr. Case was a real estate investment banker in New York for 19 years, most recently as Co-Head of Real Estate Investment Banking for RBC Capital Markets from 2009 to 2010 where he also served on the firm’s Global Investment Banking Management Committee. Additionally, Mr. Case was Co-Head of Americas Real Estate Investment Banking at UBS from 2006 to 2009 and began his career in Real Estate Investment Banking at Merrill Lynch where he worked for 15 years and was named a Managing Director in 2000. Mr. Case was a member of the Board of Directors of the National Multi-Housing Council (NMHC) from 2001 to 2009, serving on the Executive Committee from 2002 to 2004, and is also a member of the President’s Council of The Real Estate Roundtable. Mr. Malino has consented to the promotion of Mr. Case and the sharing of duties as Co-Presidents.

In connection with this promotion, Mr. Case’s annual base salary was increased to $425,000, effective as of March 1, 2013, and the guideline percentages to be used for 2013 in determining his targeted annual cash bonus and equity based long-term incentive award opportunities, each expressed as a multiple of base salary, were increased from 1.00x to 1.25x and from 1.75x to 2.00x, respectively.

Item 7.01 Regulation FD Disclosure.

On March 1, 2013, the Company issued a press release announcing the promotions of certain officers, including the promotion of Mr. Case to Co-President of the Company. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.  The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No	Description

99.1	Press Release issued by Realty Income Corporation on March 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALTY INCOME CORPORATION

Date:	March 5, 2013	By:	/s/ Michael R. Pfeiffer
Michael R. Pfeiffer
Executive Vice President, General Counsel and Secretary